ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

GENOSYS, INC.

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act (the “Act”), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:            The name of the corporation is GeNOsys, Inc.

SECOND:       The following amendment to the Articles of Incorporation of GeNOsys, Inc. was duly adopted by the holders of a majority of the corporation’s issued and outstanding voting securities in accordance with Section 16-10a-705 on June 27, 2007, in the manner prescribed by the Act in Section 16-10a-1003, to-wit:

ARTICLE IV

STOCK

The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of common voting stock of a par value of one mill ($0.001) per share.  All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

THIRD:           This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH:       The effective date of this amendment shall be the date upon which this amendment is filed.

FIFTH:            This amendment was not adopted by the incorporators or the Board of Directors without stockholder action.

SIXTH:            (a)       The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS                                                NUMBER OF SHARES

Common                                               39,146,622

(b)        The number of shares voted for such amendment was 39,056,022, with 44,100 opposing and 46,500 abstaining.

IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 15th day of October, 2007.

GENOSYS, INC.

By /s/ John W. R. Miller

  John W.R. Miller , President

Attest:

/s/ Christie Jones

Christie Jones , Secretary

2